January 7, 2010

Name
Address
City, State ZIP

Dear Name:

As we start 2010 with cautious optimism, it is appropriate to step back and look at where we’ve been and where we are going. First and foremost, FHLBank Topeka is your cooperative. FHLBank was chartered to serve you. You are the customer. You are the owner. Our quest remains unchanged: support you in your mission of serving your customers and your communities.

Consistent with our philosophy that we exist to help you, our threshold objective is to never become an issue or concern for you. Especially in these turbulent times, we don’t want to be one more problem you are forced to deal with. We accomplish that by meeting certain basic conditions. Core is to provide readily available, competitively priced liquidity. We want to be there when you need us, quickly and without undue burdens. We want to be able to repurchase your excess stock when you request to redeem it. And, we want to pay you an adequate dividend relative to current rates.

We have clearly done these things. However, our earnest desire is to outperform against each of these measures.

We don’t want to simply price advances competitively, but provide you some of the most competitive rates in the market. While comparing rates is difficult, we feel certain that our rates are among the lowest.

We don’t want to simply pay an adequate dividend, but rather pay a strong dividend that you view very favorably relative to current rates. We believe our 3 percent dividend on Class B stock, and even our 75 basis point dividend on Class A stock, is very strong relative to current market rates, especially given the tax advantage of our stock dividends.

We don’t want to simply have adequate earnings, but rather strong earnings generated from highly effective management of funding costs, investment yields and operating expenses (but not from high advance rates). We achieved an outstanding level of profitability through some excellent decisions made both in years past as well as in 2009. Note that our strong earnings in 2009 will result in us funding an enormous increase in Affordable Housing Program grants in 2010 (from $4.7 million in 2009 to more than $20 million in 2010).

And, finally, we don’t want to simply be in a position to repurchase capital stock on request, but rather have our capital position be a major source of strength. Through our strong earnings, we have accomplished that position and now have the highest level of retained earnings in our history.

Although we enjoyed a solid year in 2009 and look forward with high expectations to 2010, we understand that there are many challenges ahead for both the economy and the banking sector. Despite these challenges, we intend and expect to continue our strong track record of service to our members and support of your mission of serving your customers and your communities.

We very much appreciate your support and thank you for your continued patronage.

Sincerely,

Andrew J. Jetter
President and CEO

Forward Looking Statements

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believe,” “intend,” “expect,” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; the effects of amortization/accretion and gains/losses on derivatives or on trading investments; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.